Exhibit 99.21
Execution Version
12,500,000 Shares of Common Stock
Allscripts Healthcare Solutions, Inc.
UNDERWRITING AGREEMENT
November 11, 2010
Barclays Capital Inc.
As Representatives of the Several Underwriters,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Attention: Syndicate Registration
Dear Sirs:
     1. Introductory. The stockholders listed on Schedule A hereto (the “Selling Stockholders”), each a direct or indirect wholly-owned subsidiary of Misys plc, a public limited company formed under the laws of England and Wales (“Misys”), agree severally with the several Underwriters named in Schedule B hereto (the “Underwriters”) to sell to the several Underwriters an aggregate of 12,500,000 outstanding shares (“Offered Securities”) of the common stock, par value $0.01 per share (“Securities”), of Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Company”). To the extent there are no additional Underwriters listed on Schedule B other than you, the term Underwriters as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.
     2. Representations and Warranties of the Company and the Selling Stockholders.
(a) The Company represents and warrants to, and agrees with, the several Underwriters that:
     (i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-167412), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B under the Act.

     For purposes of this Agreement:
     “430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) under the Act or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f) under the Act.
     “430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C under the Act.
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means the time of the first contract of sale of the Securities.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Stock Market (“Exchange Rules”).

     “Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) under the Act and not retroactively.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
     (ii) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Applicable Time and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) under the Act and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that specified in Section 8(c) hereof.
     (iii) Automatic Shelf Registration Statement.
          (1) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Act, including not having been an “ineligible issuer” as defined in Rule 405 under the Act.
          (2) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Act, that initially became effective within three years of the date of this Agreement.
          (3) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as reasonably practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) under the Act notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
          (4) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.
     (iv) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act.
     (v) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated November 11, 2010, including the base prospectus, dated June 9, 2010 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information specified in Section 8(c) hereof.
     (vi) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. This provision does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that specified in Section 8(c) hereof.
     (vii) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and, except as would not, individually or in the aggregate, reasonably be expected to result in a material adverse change in the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.
     (viii) Subsidiaries of Company. Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except under the credit facilities of the Company described in the General Disclosure Package, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.
     (ix) Offered Securities; Capital Stock of the Company. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company, including the Offered Securities, are validly issued, fully paid and nonassessable, conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except (x) as disclosed in the General Disclosure Package and (y) with respect to the Company’s benefit plans, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.
     (x) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment with respect to this offering.

     (xi) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).
     (xii) Listing. The Offered Securities have been approved for listing on the NASDAQ Stock Market.
     (xiii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing (other than Current Reports on Form 8-K and prospectus supplements relating to the Offered Securities required to be filed with the Commission) or registration with, any person (including any governmental agency or body or any court) is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except (i) as have been obtained or (ii) as may be required under state securities laws.
     (xiv) Title to Property. Except as disclosed in the General Disclosure Package and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries each have good and marketable title to their respective real properties and personal properties reflected as owned by them in the financial statements referred to in Section 2(a)(xxvii) or described in the General Disclosure Package, in each case free from liens, charges, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, and (ii) each lease pursuant to which the Company and its subsidiaries holds properties described in the General Disclosure Package is in full force and effect.
     (xv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company of this Agreement and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of clauses (ii) and (iii) for those which would not reasonably be expected to result in a Material Adverse Effect.
     (xvi) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (xvii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xviii) Possession of Licenses and Permits. The Company and its subsidiaries (i) possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, and (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses, except in either case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (xix) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (xx) Possession of Intellectual Property. Except as described in the General Disclosure Package, the Company and its subsidiaries own or possess a valid right to use (in either case, free of any liens, charges and encumbrances) or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the General Disclosure Package (i) there are no rights of third parties to own or use any of the Intellectual Property Rights owned by the Company or its subsidiaries; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third parties of any of the Intellectual Property Rights of the Company or its subsidiaries, and, to the Company’s knowledge, the Intellectual Property Rights of the Company and each of its subsidiaries are valid and enforceable; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its subsidiaries in or to, or the violation of their Intellectual Property Rights; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights of the Company or its subsidiaries; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others; (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries in violation of the rights of any persons; and (vii) the Company and its subsidiaries have taken reasonable measures to protect the confidentiality of trade secrets and other confidential and proprietary information, and, to the knowledge of the Company, there has not been any disclosure of any trade secrets or other confidential and proprietary information that has resulted, or is likely to result, in the loss of trade secret or other rights in and to such information; except in each case covered by clauses (i) — (vii) such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (xxi) Environmental Laws. Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
     (xxii) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Risk Factors—Risks Related to Our Common Stock— Coniston Inc. may be liable for significant potential contingent tax liabilities arising out of the Coniston Transactions and certain related transactions, or out of prior activities of Coniston Inc. unrelated to those transactions,” “Description of our Capital Stock” and “Certain U.S. Federal Tax Consequences for Non-U.S. Holders,” and in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2010 under the caption “Risk Factors—Risks Related to Our Industry—We are subject to a number of existing laws, regulations and industry initiatives, non-compliance with certain of which could materially affect our operations or otherwise adversely affect our business, financial condition and results of operations, as we are susceptible to a changing regulatory environment,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.
     (xxiii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     (xxiv) Statistical and Market-Related Data. Any third party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.
     (xxv) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company and its subsidiaries maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (the “Internal Controls”) that complies with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee of the Board in accordance with Exchange Rules. Since the date of the latest audited financial statements of the Company included in the General Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (xxvi) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company or any of its subsidiaries is a party, or which concerns the Company or any of its subsidiaries or any of their respective properties, that would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Selling Stockholders to perform their obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened.
     (xxvii) Financial Statements. The financial statements included in the Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries and Eclipsys Corporation, a Delaware corporation (“Eclipsys”) and its consolidated subsidiaries as of the dates shown and their respective results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in the Registration Statement present fairly the information required to be stated therein; the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; the summary and selected financial and statistical data included in the Registration Statement, the General Disclosure Package and the Final Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus; and there are no financial statements that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required.
     (xxviii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the respective latest audited financial statements included in the General Disclosure Package (i) there has been no change in the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

     (xxix) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
     (xxx) Taxes. Except as would not reasonably be expected to result in a Material Adverse Effect and other than as set forth in the General Disclosure Package, the Company and each of its subsidiaries have filed all Federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon. Except as set forth in the General Disclosure Package, (i) no tax deficiency has been determined adversely to the Company or any of its subsidiaries and (ii) the Company does not have any knowledge of any tax deficiencies, that, in the case of clauses (i) and (ii), would, in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (xxxi) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement.
     (xxxii) Compliance Under Federal Healthcare Programs. Neither the Company nor any of its subsidiaries nor any other person who has a direct or indirect ownership or control interest in the Company or any of its subsidiaries or who is an officer, director, agent or managing employee of the Company or any of its subsidiaries (i) has engaged in any activities which are prohibited, or are cause for criminal or civil penalties and/or mandatory or permissive exclusion from Medicare or Medicaid, under Section 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the Federal TRICARE statute, the Federal False Claims Act (31 U.S.C. §3729-3733), or the regulations promulgated pursuant to such statutes or regulations or corresponding state or local statutes; (ii) has had a civil monetary penalty assessed against it under 42 U.S.C. §1320a-7(a); (iii) is currently excluded from participation under the Medicare program or a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a—7b(f)); or (iv) has been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of the categories of offenses described in 42 U.S.C. 1320a—7(a) and 42 U.S.C. 1320a—7b(b)(1), (2) and (3), except in the case of clauses (i) and (ii), for such activities or penalties as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (xxxiii) HIPAA Compliance. Except as set forth in the General Disclosure Package, the Company and its subsidiaries are and have been in compliance with all applicable provisions of the Health Insurance Portability and Accountability Act of 1996, and all other applicable laws and its own internal procedures pertaining to privacy, data protection and the collection and use of personal information, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (xxxiv) No Prohibition on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company, or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except under the credit facilities of the Company described in the General Disclosure Package.

     (xxxv) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged, and all material policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect.
     (xxxvi) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (xxxvii) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (xxxviii) Compliance with OFAC. None of the Company, any of its subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (b) The Selling Stockholders jointly and severally represent and warrant to, and agree with, the several Underwriters that:
     (i) Title to Securities. Each Selling Stockholder has valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Offered Securities to be sold by such Selling Stockholder or a security entitlement in respect of such Offered Securities.
     (ii) DTC. Upon payment for the Offered Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Offered Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Offered Securities in the name of Cede or such other nominee and the crediting of such Offered Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Offered Securities), (A) DTC shall be a “protected purchaser” of such Offered Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Offered Securities and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Offered Securities may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder has assumed that when such payment, delivery and crediting occurs, (x) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its charter, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
     (iii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any stockholder (including shareholders of the Selling Stockholders’ direct or indirect parent), governmental agency or body or any court) is required to be obtained or made by any Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by the Selling Stockholders except (i) such as have been obtained and made under the Act and (ii) such as may be required under state securities laws.
     (iv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not contravene (i) the memorandum or articles of association of either Selling Stockholder, (ii) except as would not materially and adversely affect the ability of either Selling Stockholder to perform its obligations under this Agreement, any provision of any statute, any rule or regulation in the United Kingdom or the United States or order of any governmental agency or body or any court in the United Kingdom or the United States having jurisdiction over any Selling Stockholder, (iii) any agreement or instrument binding upon any Selling Stockholder that is material to such Selling Stockholder or (iv) the Framework Agreement by and between the Company and Misys, dated as of June 9, 2010, as amended on July 26, 2010 (as in existence on the date hereof, the “Framework Agreement”).
     (v) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Applicable Time and (D) on the Closing Date, the Registration Statement did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and (iii) at the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. This Section 2(b)(v) shall only apply to Selling Stockholder Information (as defined herein).

     (vi) No Undisclosed Material Information. The sale of the Offered Securities by such Selling Stockholder under this Agreement is not the result of any material information relating to the Company that is not set forth in the General Disclosure Package.
     (vii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each Selling Stockholder, and no vote of the shareholders of either Selling Stockholder or of Misys is required prior to either Selling Stockholder’s execution of this Agreement or the consummation of the transactions contemplated hereby.
     (viii) No Finder’s Fee. Except as disclosed in the General Disclosure Package or otherwise paid in connection with the transactions described in the second paragraph of this Agreement, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (ix) Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     (x) Fair Summaries of Agreements. The statements summarizing the terms of (a) Misys’ expected ownership percentage upon completion of the transactions described in this Agreement; (b) the Transition Services Agreement (as defined in the Statutory Prospectus) under the caption “Risk Factors —Risks Related to Our Business —We currently rely on Misys for the provision of certain corporate services, but going forward will have to rely on our own resources and personnel to operate the business” in the Statutory Prospectus (other than the last sentence of such risk factor); and (c) the License Agreement, the Bank Guarantees, the Registration Rights Agreement, the Transition Services Agreement and the Amended and Restated Relationship Agreement (each as defined in the Statutory Prospectus) under the caption “Selling Stockholders” in the Statutory Prospectus, are accurate and fair summaries of the relevant terms of such agreements.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Selling Stockholders agree to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders that number of Offered Securities (rounded up or down, as determined by Barclays Capital Inc. in its discretion, in order to avoid fractions) obtained by multiplying the number of Offered Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto by a fraction the numerator of which is the number of Offered Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Offered Securities, at a purchase price equal to $17.85 per share, such shares allocated amongst the Underwriters in accordance with their respective purchases. The Selling Stockholders will deliver the Offered Securities to or as instructed by Barclays Capital Inc. for the accounts of the several Underwriters in a form reasonably acceptable to Barclays Capital Inc. against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to the bank account(s) previously designated by Misys in writing to the Underwriters or their counsel at 10:00 A.M., New York time, on November 17, 2010, or at such other time not later than seven full business days thereafter as Barclays Capital Inc. and the Company and Misys shall determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Evidence of the issuance of the

Offered Securities so to be delivered will be provided to Skadden, Arps, Slates, Meagher & Flom LLP at or prior to the Closing Date.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
     5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:
     (a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) under the Act within the applicable time period specified therein. The Company has complied and will comply with Rule 433 under the Act.
     (b) Filing of Amendments; Response to Commission Requests. At any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act by any Underwriter or dealer, the Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement. The Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
     (f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
     (g) Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Representatives, to the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or its successor (“EDGAR”), as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year and, as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.
     (h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. of the Offered Securities, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the NASDAQ Stock Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, expenses incurred in preparing, printing and distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; provided, however, except as set forth in this Agreement, the Underwriters shall pay their own costs and expenses, including the fees of their counsel. Notwithstanding the foregoing, the Selling Stockholders will pay any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters.
     (i) Absence of Manipulation. The Company and the Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
     (j) Restriction on Sale of Securities by the Company. For the period specified below (the “Company Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Company Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Company Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Company Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Company Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Company Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Company Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives; provided, that the foregoing shall not apply to (A) the issuance of restricted stock units and performance-based awards under the Company’s equity compensation plans and incentive retention plans; (B) the issuance of Securities pursuant to the vesting or exercise of equity awards, restricted stock units or performance based awards, including such awards issued as described in clause (A); and (C) the filing of any registration statement on Form S-8 or any successor forms thereto, or relating solely to any of the Company’s employee benefit plans. The Company Lock-Up Period will commence on the date hereof and continue for 45 days after the date hereof or such earlier date that the Representatives consent to in writing.
     (k) Restriction on Sale of Securities by Selling Stockholders. For the period specified below (the “Selling Stockholders Lock-Up Period”), each Selling Stockholder will not, directly or indirectly, take any of the following actions with respect to Securities of the Company or any securities convertible into or exchangeable or exercisable for any Securities (“Selling Stockholders Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Selling Stockholders Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Selling Stockholders Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Selling Stockholders Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Selling Stockholders Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) publicly disclose the intention to take any such action during the Selling Stockholders Lock-Up Period (except as required by law), without the prior written consent of the Representatives; provided, that the foregoing shall not prevent Misys, during the Selling Stockholder Lock-Up Period, from disclosing its intention, and seeking shareholder approval from its shareholders, to dispose of additional Securities immediately following the expiration of the Selling Stockholder Lock-Up Period. The Selling Stockholders Lock-Up Period will commence on the date hereof and continue for 45 days after the date hereof or such earlier date that the Representatives consent to in writing.
     (l) Replacement Registration Statement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline use its reasonable best efforts to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form reasonably satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, use its reasonable best efforts to file a new shelf registration statement relating to the Offered Securities, in a form reasonably satisfactory to the Representatives, and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.
     (m) W-8BEN. Each Selling Stockholder will deliver to the Representatives a properly completed and executed United States Internal Revenue Service Form W-8BEN (or other applicable form or statement in lieu thereof).

     6. Free Writing Prospectuses. Except with respect to the free writing prospectus set forth on Schedule C(3), the Company and the Selling Stockholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission. The free writing prospectuses set forth on Schedule C(3) and any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on the Closing Date) in all material respects, provided that if any representation and warranty includes a materiality qualification (including the words “Material Adverse Effect,” “material,” “in all material respects” and like words) then such representation and warranty shall be true and correct in all respects; to the accuracy of the statements of Company officers made pursuant to the provisions hereof; to the performance by the Company and the Selling Stockholders of their obligations hereunder; and to the following additional conditions precedent:
     (a) Accountants’ Comfort Letters. The Representatives shall have received (i) a letter with respect to the Company dated the date hereof and the Closing Date, of PricewaterhouseCoopers LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule D-1 hereto (except that the specified date referred to in Schedule D-1 hereto shall be a date no more than three days prior to the Closing Date), and (ii) a letter with respect to Eclipsys dated the date hereof and the Closing Date, of PricewaterhouseCoopers LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule D-2 hereto (except that the specified date referred to in Schedule D-2 hereto shall be a date no more than three days prior to the Closing Date).
     (b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or any Underwriter, threatened by the Commission.
     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating assigned to the Company or the debt securities or preferred stock, if any, of the Company by any nationally recognized statistical rating organization, or any public announcement that any such organization has under surveillance or review, with possible negative implications, any such rating assigned to the Company or the debt securities or preferred stock, if any, of the Company or any announcement that the Company has been placed on negative outlook; (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
     (d) Opinion of Counsel for the Company. The Representatives shall have received an opinion, dated the Closing Date, of Sidley Austin LLP, counsel for the Company, in the form attached hereto as Schedule F.
     (e) Opinion of Corporate Counsel of the Company. The Representatives shall have received an opinion, dated the Closing Date, of the corporate counsel of the Company, in the form attached hereto as Schedule G.
     (f) Opinion of Counsel for Selling Stockholders. The Representatives shall have received opinions, dated the Closing Date, of Allen & Overy LLP, counsel for the Selling Stockholders in the United States and in the United Kingdom, respectively, in the form attached hereto as Schedules H-1 and H-2.
     (g) Opinion of Counsel for Underwriters. The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (h) Officers’ Certificate of Company. The Representatives shall have received a certificate, dated the Closing Date, of the chief executive officer and chief financial officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date in all material respects, provided that if any representation and warranty includes a materiality qualification (including the words “Material Adverse Effect,” “material,” “in all material respects” and like words) then such representation and warranty shall be true and correct in all respects; the Company has complied with all agreements required on its part to be performed hereunder at or prior to the Closing Date and satisfied all conditions on its part required to be satisfied hereunder at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated or threatened by the Commission; and (iii) subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change in the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole, except as set forth in the General Disclosure Package or as described in such certificate.
     (i) Director’s Certificates of Selling Stockholders. The Representatives shall have received a certificate, dated the Closing Date, of a director of each of the Selling Stockholders in which such director shall state that: (i) the representations and warranties of the respective Selling Stockholder in this

Agreement are true and correct in all material respects, provided that if any representation and warranty includes a materiality qualification (including the words “Material Adverse Effect,” “material,” “in all material respects” and like words) then such representation and warranty shall be true and correct in all respects; and (ii) the respective Selling Stockholder has complied with all agreements required on its part to be performed hereunder at or prior to the Closing Date and satisfied all conditions required on its part to be satisfied hereunder at or prior to the Closing Date.
     (j) Chief Financial Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of the chief financial officer of the Company (i) confirming that the chief financial officer is familiar with the books and records and internal accounting practices, policies, procedures and controls of the Company and has had responsibility for accounting matters with respect to the Company, (ii) confirming that the chief financial officer has reviewed the identified information, which is included in the General Disclosure Package and (iii) attesting to the accuracy of the identified information.
The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Date or otherwise.
     8. Indemnification and Contribution.
     (a) Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any other materials reviewed and consented to by the Company and included on Annex I hereto, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information specified in subsection (c) below.
     (b) Indemnification of Underwriters by Selling Stockholders. The Selling Stockholders, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Selling Stockholders

Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Selling Stockholders Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Misys specifically for use therein, which information consists of the disclosure identified in Schedule E hereto (the “Selling Stockholder Information”), and will reimburse each Selling Stockholders Indemnified Party for any legal or other expenses reasonably incurred by such Selling Stockholders Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Selling Stockholders Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information specified in subsection (c) below. The liability of the Selling Stockholders under the indemnity agreement contained in this subsection (c) shall be limited to an amount equal to the aggregate price paid to the Selling Stockholders pursuant to Section 3 of this Agreement.
     (c) Indemnification of Company and Selling Stockholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement, the Selling Stockholders, Misys and each person, if any, who controls each of them within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Stockholder (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the third paragraph under the caption “Underwriting” and the information contained in the first sentence of the tenth paragraph concerning stabilizing transactions under the caption “Underwriting.”
     (d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

     9. [Intentionally Omitted].
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated due to (i) the failure to achieve the conditions precedent provided for in Sections 7(a), 7(b), 7(c)(i) (unless the condition in 7(h) is satisfied), 7(c)(ii), 7(c)(v), 7(d), 7(e), 7(h) or 7(j), then the Company, or (ii) the failure of the Selling Stockholders to deliver the Securities as provided for in Section 3 or the failure to achieve the conditions precedent provided for in 7(f) or 7(i), then the Selling Stockholders jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Registration, with a copy to the Director of Litigation, Office of the General Counsel; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, Attention: Corporate Secretary; or, if sent to the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to them at One Kingdom Street, Paddington, London W2 6BL, United Kingdom, Attention: General Counsel with a copy to Allen & Overy LLP, 1221 Avenue of the Americas, New York, NY 10020, Attention: A. Peter Harwich; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
     13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing and this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.
     14. Research Analyst Independence. The Company and the Selling Stockholders acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriters’ investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     16. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:
     (a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Selling Stockholders on other matters;
     (b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     17. Applicable Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
     The Company and the Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Stockholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.
[Remainder of this page intentionally left blank]

Very truly yours, Allscripts Healthcare Solutions, Inc.
By:	/s/ Lee Shapiro
	Name:	Lee Shapiro
	Title:	President

Kapiti Limited
By:	/s/ Nicholas Farrimond
	Name:	Nicholas Farrimond
	Title:	Director

ACT Sigmex Limited
By:	/s/ Nicholas Farrimond
	Name:	Nicholas Farrimond
	Title:	Director

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first
above written.

Barclays Capital Inc.
By:	/s/ Matt Johnson
	Name:	Matt Johnson
	Title:	MD

Acting on behalf of themselves and as the
Representatives of the several Underwriters

SCHEDULE A

Number of
Offered
Securities
Selling Stockholder	to be Sold
Kapiti Limited	190,056
ACT Sigmex Limited	12,309,944

Total	12,500,000

SCHEDULE B

Number of
Offered Securities
Underwriter	to be Purchased
Barclays Capital Inc.	12,500,000

Total	12,500,000

SCHEDULE C
1. General Use Free Writing Prospectuses (included in the General Disclosure Package)
     “General Use Issuer Free Writing Prospectus” includes each of the following documents:
        None
2. Other Information Included in the General Disclosure Package
          The following information is also included in the General Disclosure Package:
          Price per share to the public
3. Permitted Free Writing Prospectuses
        None

SCHEDULE D-1
ACCOUNTANTS’ COMFORT LETTER WITH RESPECT TO COMPANY

SCHEDULE D-2
ACCOUNTANTS’ COMFORT LETTER WITH RESPECT TO ECLIPSYS

SCHEDULE E
SELLING STOCKHOLDER INFORMATION
          1. The following information set forth under the caption “Selling Stockholders” in the Final Prospectus:
          (a) the first and third sentences of the second paragraph;
          (b) the number of shares of the Company’s common stock (i) beneficially owned by the Selling Stockholders prior to the offering being made pursuant to this Agreement, (ii) being sold in such offering and (iii) beneficially owned by the Selling Stockholders after such offering, each as set forth in the table; and
          (c) the third sentence of the first footnote and the second footnote.

SCHEDULE F
FORM OF OPINION OF SIDLEY AUSTIN LLP
     1. The Company has been duly incorporated and is a corporation validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business as a foreign corporation in good standing in the State of Illinois.
     2. The Company has corporate power and authority to conduct its business as described in the Preliminary Prospectus and the Prospectus.
     3. Eclipsys Corporation is a corporation validly existing and in good standing under the laws of the Sate of Delaware.
     4. Eclipsys Corporation has corporate power and authority to conduct its business as described in the Preliminary Prospectus and the Prospectus.
     5. Allscripts Healthcare, LLC is a limited liability company validly existing and in good standing under the laws of the state of North Carolina.
     6. The authorized equity capitalization of the Company is as set forth in the Preliminary Prospectus and the Prospectus.
     7. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     8. The Selling Stockholders’ Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable; the Selling Stockholders’ Shares were issued pursuant to the Framework Agreement and were not subject to any preemptive rights of any securityholder arising under the DGCL as then in effect or the Company’s certificate of incorporation or by-laws as then in effect.
     9. No consent, approval, filing, authorization or other order of any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body is required under Applicable Laws for the execution and delivery by the Company of the Underwriting Agreement and the performance of its obligations thereunder.
     10. The execution and delivery by the Company of the Underwriting Agreement and the performance of its obligations thereunder and the sale of the Selling Stockholders’ Shares do not (a) violate the certificate of incorporation or by-laws of the Company, (b) to our knowledge, result in a violation by the Company of any Applicable Laws, (c) result in a violation by the Company of any order or decree listed in Schedule I hereto, or (d) result in any breach of, or constitute a default under, any of the agreements or instruments listed in Schedule II hereto.

     11. The Registration Statement has become effective under the 1933 Act; each of the Preliminary Prospectus and the Prospectus has been filed pursuant to Rule 424(b) of the 1933 Act Regulations within the required time period; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending by the Commission.
     12. The Registration Statement, as of the date it first became effective, the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B(f) of the 1933 Act Regulations, to be part of and included in the Registration Statement), at November 11, 2010, and the Prospectus, as of the date of the Prospectus Supplement, each appeared on its face to be appropriately responsive in all material respects relevant to the offering of the Selling Stockholders’ Shares to the applicable requirements of the 1933 Act and the 1933 Act Regulations for registration statements on Form S-3 or related prospectuses, as the case may be, except in each case that we express no opinion with respect to (A) financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and (B) the Incorporated Documents.
     13. The Incorporated Documents, as of the respective dates they were filed with the Commission, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the 1934 Act and the rules and regulations of the Commission thereunder applicable thereto, except in each case that we express no opinion with respect to financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom.
     14. The statements in the Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock,” to the extent that such statements purport to describe certain provisions of the DGCL as currently in effect or of the Company’s certificate of incorporation as currently in effect, accurately describe such provisions in all material respects, except that we express no opinion in this paragraph with respect to any statements regarding the number of outstanding shares of Common Stock.
     15. The statements in the Preliminary Prospectus and the Prospectus under the caption “Certain U.S. Federal Tax Consequences for Non-U.S. Holders,” to the extent that such statements purport to describe matters of United States federal income tax law and regulations or legal conclusions with respect thereto, accurately describe such matters in all material respects.
     16. The Company is not and, after giving effect to the offering and sale of the Selling Stockholders’ Shares, will not be required to be registered as an “investment company” as defined in the 1940 Act.
     No facts have come to our attention that have caused us to believe that, insofar as is relevant to the offering of the Selling Stockholders’ shares: (i) the Registration Statement, at the time it first became effective, or the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B(f) of the 1933 Act Regulations, to be part of and included in the Registration Statement), at November 11, 2010, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, as of [•][a][p].m. (New York City time) on November 11, 2010, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of the date of the Prospectus Supplement or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that we express no belief and make no statement with respect to financial statements and schedules and other financial data included or incorporated by reference in or omitted from the Registration Statement, the General Disclosure Package, the Prospectus or the Incorporated Documents.

SCHEDULE G
FORM OF OPINION OF ALLSCRIPTS’ CORPORATE COUNSEL
     1. The statements in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2010 under the risk factor captioned “We are subject to a number of existing laws, regulations and industry initiatives, non-compliance with certain of which could materially adversely affect our operations or otherwise adversely affect our business, financial condition and results of operations, and we are susceptible to a changing regulatory environment,” to the extent such statements purport to describe legal conclusions with respect thereto, have been reviewed by me and, to my knowledge, accurately describe such matters in all material respects.

SCHEDULE H-1
FORM OF OPINION OF ALLEN & OVERY LLP
AS COUNSEL FOR THE SELLING STOCKHOLDERS IN THE UNITED STATES
     1. The Underwriting Agreement has been duly executed and delivered by the Selling Stockholders insofar as New York law is concerned.
     2. The execution and delivery by the Selling Stockholders of the Underwriting Agreement and the performance by the Selling Stockholders of their respective obligations thereunder and the consummation of the transactions contemplated thereby do not and will not result in any violation by the Selling Stockholders or Misys plc of any Applicable Laws (other than the federal securities laws of the United States as to which we express no opinion) or contravene any of the terms or provisions of the Material Agreements.
     3. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States or of the State of New York is required under Applicable Laws on the part of the Selling Stockholders of the execution, delivery or performance by the Selling Stockholders of the Underwriting Agreement other than those required under the Act or the Exchange Act, or the rules and regulations thereunder, and other than those which have been obtained or effected (or as may be required under the securities or blue sky laws of the various States of the United States, as to which we express no opinion).
     4. Based solely on Section 8-502 of the New York UCC, an action based on an adverse claim to the financial asset consisting of Securities deposited or held in the DTC Account in which an Underwriter has a security entitlement, whether such action is framed in conversion, replevin, constructive trust, equitable lien, or other theory, may not be successfully asserted against such Underwriter, provided that (i) such Underwriter acquires security entitlements under Section 8-501 of the New York UCC with respect to such Securities from DTC, (ii) such Underwriter acquired such security entitlements for value by making payment for such Securities as provided in the Underwriting Agreement and (iii) neither the Representatives nor any Underwriter has notice of any adverse claims with respect to such Securities.

SCHEDULE H-2
FORM OF OPINION OF ALLEN & OVERY LLP
AS COUNSEL FOR THE SELLING STOCKHOLDERS IN THE UNITED KINGDOM
     1. Status: Each Selling Stockholder is a company duly incorporated and registered under the laws of England which is not in liquidation.
     2. Power and Authority: Each Selling Stockholder has the corporate power to execute, deliver and perform its obligations under the Underwriting Agreement and the execution, delivery and performance of the Underwriting Agreement by it have been duly authorised by all necessary corporate action.
     3. Due execution: The Underwriting Agreement has been duly executed and delivered by the Selling Stockholders insofar as English law is concerned.
     4. Non-conflict: The execution, delivery and performance of the Underwriting Agreement by the Selling Stockholders and the transactions and matters contemplated thereby do not and will not violate: (i) any existing English law applicable to companies generally; or (ii) the memorandum and articles of association of each such Selling Stockholder.
     5. Authorisations: No consents, approvals, authorisations or other requirements of governmental, judicial or public bodies and authorities of or in England are required by Misys or the Selling Stockholders in connection with their entry into the Underwriting Agreement or the sale of the Securities to the Underwriters.

ANNEX I
1. None